[PROXY CARD]
              WARBURG, PINCUS GLOBAL TELECOMMUNICATIONS FUND, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

I hereby appoint Hal Liebes and Gregory Bressler, each with the power of substitution, as proxies for the undersigned to vote the shares of Warburg, Pincus Global Telecommunications Fund, Inc. (the "Fund") as to which I am entitled to vote, as shown on the reverse side, at a Special Meeting of the Shareholders of the Fund (the "Meeting") to be held on Friday, July 14, 2000, at 3:00 p.m., Eastern Time, at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017, and any adjournments thereof, as follows:

I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Joint Proxy Statement dated May __, 2000. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting in person at the Meeting.

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature should be exactly as the name or names appear on this proxy card. If the individual signing the proxy card is a fiduciary (e.g., attorney, executor, trustee, guardian, etc.), the individual's signature must be followed by his full title.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

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                                 [REVERSE SIDE]

  [X]    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                                    .

       VOTE THIS CARD TODAY!        THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY
       BY MAIL, BY PHONE AT                RECOMMENDS A VOTE FOR PROPOSAL 1.
          1-800-207-3155,                                    ---
             BY FAX AT
           212-269-2796
   OR ON-LINE AT www.warburg.com

 This proxy, if properly executed,                                                        For    Against   Abstain
          will be voted in          1)    To approve the Sub-Investment
    this manner directed by the           Advisory Agreement among the Fund,            [ ]      [ ]      [ ]
      undersigned shareholder.            Credit Suisse Asset Management, LLC
         IF NO DIRECTION IS               and Credit Suisse Asset Management
         MADE, THIS PROXY WILL            Limited.
           BE VOTED "FOR"
             APPROVAL OF
            PROPOSAL 1.
                                    2)    Not applicable.


                                    3)    To transact such other business as
                                          may properly come before the Meeting
                                          or any adjournment thereof.

Please be sure to sign and date              Mark box at right if comments or address change         [ ]
this Proxy.                         Date     been noted on the reverse side.


Shareholder sign here              Co-owner sign here:


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DETACH CARD


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